                                                                  EXHIBIT 23



                     Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Mark Twain Bancshares, Inc. of our report dated January 15, 1997, included in the 1996 Annual Report to Shareholders of Mark Twain Bancshares, Inc.

We also consent to the incorporation by reference into each registration statement listed below of our report dated January 15, 1997, with respect to the consolidated financial statements of Mark Twain Bancshares, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.


       FORM              NO.
    ---------         --------
       S-3            333-19811     Mark Twain Bancshares, Inc. registration of
                                    67,167 shares of Common Stock on Form S-3

       S-8            33-59075      Mark Twain Bancshares, Inc. 1995 Stock Option Plan

       S-8            33-48078      Mark Twain Bancshares, Inc. 1992 Stock Option Plan

       S-8             2-86364      Mark Twain Bancshares, Inc. 1983 Incentive Stock
                                      Option Plan
                                      As amended through Post Effective Amendment
                                      Number 6 dated May 2, 1992

       S-8             2-88720      The Mark Twain Savings Challenge Plan
                                      As amended through Post Effective Amendment
                                      Number 4 dated April 28, 1987



                                           ERNST & YOUNG LLP
                                          --------------------
                                           Ernst & Young LLP




St. Louis, Missouri
February 19, 1997